UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 21, 2010

Walter Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13711	13-3429953
(State or other jurisdiction of incorporation	Commission File No.	(I.R.S. Employer Identification No.)
or organization)

4211 W. Boy Scout Boulevard

Tampa, Florida 33607

(813) 871-4811

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former Name or Former Address, if Changed from Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.              Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of Walter Energy, Inc. (the “Company”) was held on April 21, 2010. The proposals are described in the Company’s Proxy Statement for the 2010 Annual Meeting of Stockholders. As of the record date, there were a total of 53,553,334 shares of common stock outstanding and entitled to vote at the annual meeting. At the annual meeting 47,344,995 shares of common stock were represented in person or by proxy, therefore a quorum was present.

Proposal  1 — Election of Directors

The number of directors was fixed at eight and the following persons were nominated to serve, and were elected, as directors of the Company to serve until the next Annual Meeting of Stockholders and until their successors are elected: Howard L. Clark, Jr., Jerry W. Kolb, Patrick A. Kriegshauser, Joseph B. Leonard, Bernard G. Rethore, George R. Richmond, Michael T. Tokarz and A.J. Wagner. The voting results for each nominee were as follows:

Name	For	Withheld	Broker Non-Votes
Howard L. Clark, Jr	39,545,113	2,452,738	5,347,144
Jerry W. Kolb	41,708,721	289,130	5,347,144
Patrick A. Kriegshauser	41,741,472	256,379	5,347,144
Joseph B. Leonard	40,747,168	1,250,683	5,347,144
Bernard G. Rethore	41,329,208	668,643	5,347,144
George R. Richmond	41,293,973	703,878	5,347,144
Michael T. Tokarz	35,647,187	6,350,664	5,347,144
A.J. Wagner	41,741,828	256,023	5,347,144

Proposal  2 —  The ratification of the appointment of   Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010

Stockholders were asked to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm. The appointment was ratified with 47,278,240 shares voting for, 46,521 shares voting against, and 20,234 shares abstaining and 0 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER ENERGY, INC.

Date: April 26, 2010	By:	/s/ Catherine C. Bona
Catherine C. Bona, Vice President
Interim General Counsel and Secretary